Proxy Voting Results

A special meeting of the funds' shareholders was held on November 13, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

Annual Report

Proxy Voting Results - continued

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	834,223,056.82	88.495
Against	52,472,818.90	5.566
Abstain	37,975,729.65	4.029
Broker Non-Votes	18,008,394.48	1.910
TOTAL	942,679,999.85	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustees.*
	# of Votes	% of Votes
Affirmative	770,768,718.36	81.764
Against	140,237,229.49	14.876
Abstain	31,674,052.00	3.360
TOTAL	942,679,999.85	100.00
PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.*
	# of Votes	% of Votes
Affirmative	818,274,043.25	86.803
Against	73,596,885.69	7.807
Abstain	32,800,676.43	3.480
Broker Non-Votes	18,008,394.48	1.910
TOTAL	942,679,999.85	100.00
PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.*
	# of Votes	% of Votes
Affirmative	791,233,625.19	83.934
Against	93,227,542.99	9.891
Abstain	40,210,437.19	4.265
Broker Non-Votes	18,008,394.48	1.910
TOTAL	942,679,999.85	100.00
Affirmative	874,485,126.52	92.766
Withheld	68,194,873.33	7.234
TOTAL	942,679,999.85	100.00
PROPOSAL 5
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	871,960,991.66	92.498
Withheld	70,719,008.19	7.502
TOTAL	942,679,999.85	100.00
Ralph F. Cox
Affirmative	871,229,292.63	92.420
Withheld	71,450,707.22	7.580
TOTAL	942,679,999.85	100.00
Phyllis Burke Davis
Affirmative	872,150,593.93	92.518
Withheld	70,529,405.92	7.482
TOTAL	942,679,999.85	100.00
Robert M. Gates
Affirmative	874,075,205.17	92.722
Withheld	68,604,794.68	7.278
TOTAL	942,679,999.85	100.00
Abigail P. Johnson
Affirmative	871,626,088.17	92.463
Withheld	71,053,911.68	7.537
TOTAL	942,679,999.85	100.00
Edward C. Johnson 3d
Affirmative	873,357,380.22	92.646
Withheld	69,322,619.63	7.354
TOTAL	942,679,999.85	100.00
Donald J. Kirk
Affirmative	874,485,126.52	92.766
Withheld	68,194,873.33	7.234
TOTAL	942,679,999.85	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	875,772,775.69	92.902
Withheld	66,907,224.16	7.098
TOTAL	942,679,999.85	100.00
Ned C. Lautenbach
Affirmative	874,191,138.98	92.735
Withheld	68,488,860.87	7.265
TOTAL	942,679,999.85	100.00
Peter S. Lynch
Affirmative	875,658,233.72	92.890
Withheld	67,021,766.13	7.110
TOTAL	942,679,999.85	100.00
Marvin L. Mann
Affirmative	874,867,522.43	92.806
Withheld	67,812,477.42	7.194
TOTAL	942,679,999.85	100.00
William O. McCoy
Affirmative	874,832,657.62	92.803
Withheld	67,847,342.23	7.197
TOTAL	942,679,999.85	100.00
William S. Stavropoulos
Affirmative	869,971,795.73	92.287
Withheld	72,708,204.12	7.713
TOTAL	942,679,999.85	100.00
*Denotes trust-wide proposals and voting results.
PROPOSAL 6
To amend the Spartan Connecticut Municipal Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	212,365,418.51	81.711
Against	28,182,018.73	10.844
Abstain	12,813,725.74	4.930
Broker Non-Votes	6,536,769.12	2.515
TOTAL	259,897,932.10	100.00
To amend the Spartan Florida Municipal Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	305,656,800.67	83.483
Against	38,181,858.94	10.428
Abstain	16,325,738.91	4.460
Broker Non-Votes	5,963,758.32	1.629
TOTAL	366,128,156.84	100.00
To amend the Spartan New Jersey Municipal Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	261,299,572.45	82.519
Against	32,254,057.19	10.186
Abstain	17,592,414.22	5.556
Broker Non-Votes	5,507,867.04	1.739
TOTAL	316,653,910.90	100.00
PROPOSAL 7
To amend the Spartan Connecticut Municipal Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	207,559,129.11	79.862
Against	32,608,272.27	12.546
Abstain	13,193,761.60	5.077
Broker Non-Votes	6,536,769.12	2.515
TOTAL	259,897,932.10	100.00
To amend the Spartan Florida Municipal Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	298,551,881.53	81.543
Against	45,036,226.10	12.301
Abstain	16,576,290.89	4.527
Broker Non-Votes	5,963,758.32	1.629
TOTAL	366,128,156.84	100.00
To amend the Spartan New Jersey Municipal Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	259,432,124.35	81.929
Against	34,360,274.51	10.851
Abstain	17,353,645.00	5.481
Broker Non-Votes	5,507,867.04	1.739
TOTAL	316,653,910.90	100.00

Annual Report